Exhibit 99.1

BullFrog AI Strengthens Scientific Advisory Board with the Addition of Dr. Gwenn Smith and Dr. Jeremiah Wala

Gaithersburg, MD – January 26, 2024 – BullFrog AI Holdings, Inc. (NASDAQ: BFRG; BFRGW) (“BullFrog AI” or the “Company”), a technology-enabled drug development company using artificial intelligence (AI) and machine learning to enable the successful development of pharmaceuticals and biologics, today announced the appointment of two distinguished scientific advisors to its advisory board: Gwenn S. Smith, PhD, and Jeremiah Wala, MD, PhD.

“We are thrilled to welcome Dr. Smith and Dr. Wala to our advisory board,” said Vin Singh, CEO of BullFrog AI. “Their remarkable achievements and deep knowledge in their respective fields will be invaluable as we continue to push the boundaries of AI in biotechnology, and their insights will be instrumental in guiding our mission to develop breakthrough therapies and improve patient outcomes.”

Dr. Smith, the Richman Professor of Psychiatry and Behavioral Sciences and Radiology at Johns Hopkins University School of Medicine, brings a wealth of expertise in brain imaging and neuropsychiatry. With a career spanning over two decades, Dr. Smith has made significant contributions to understanding the neurochemical mechanisms of cognitive deficits and neuropsychiatric symptoms in aging and neurodegenerative disease. Her extensive research in late-life depression, Alzheimer’s disease, and other neurodegenerative conditions adds value to and aligns seamlessly with BullFrog AI’s collaborative partnership with the Lieber Institute for Brain Development.

“I am honored to join the advisory board of BullFrog AI, a company that stands at the forefront of a transformative wave in the biopharma industry,” said Dr. Smith. “BullFrog AI’s partnership with the Lieber Institute is poised to revolutionize our understanding and treatment of psychiatric and neurological conditions. I look forward to contributing my expertise to BullFrog AI’s innovative endeavors, leveraging my research experience to enhance our joint efforts in improving patient care.”

Dr. Wala, a physician-scientist, computational biologist, and senior medical oncology fellow at Dana-Farber Cancer Institute, adds a unique blend of clinical insight and computational expertise to BullFrog AI’s scientific advisory board. His research in structural variation in cancer genomes and spatial tissue profiling is at the forefront of oncology. Dr. Wala’s background in Applied Physics, Biomedical Informatics, and his current focus on genitourinary cancers, ideally positions him to contribute to BullFrog AI’s pioneering work in AI-driven biopharma solutions.

Dr. Wala commented, “I’m excited to work with BullFrog AI and to apply their novel AI platform in the oncology space. The rapid growth of deep bulk, single-cell and now spatial molecular tumor data carries an enormous potential for drug discovery and more focused clinical trial design but will need new AI insights to fully realize. I’m looking forward to converting insights from BullFrog AI’s unique approach to molecular data analysis into new clinical and pharmacological advances for cancer patients.”

About BullFrog AI

BullFrog AI is a technology-enabled drug development company using Artificial Intelligence and machine learning to enable the successful development of pharmaceuticals and biologics. Through its collaborations with leading research institutions, BullFrog AI is at the forefront of AI-driven drug development using its proprietary bfLEAP™ artificial intelligence platform to create and analyze networks of biological, clinical, and real-world data spanning from early discovery to late-stage clinical trials. BullFrog AI is deploying bfLEAP™ for use at several critical stages of development with the intention of streamlining data analytics in therapeutics development, decreasing the overall development costs by decreasing failure rates for new therapeutics.

For more information visit BullFrog AI at:

Website: https://bullfrogai.com

LinkedIn: https://www.linkedin.com/company/bullfrogai/

Safe Harbor Statement

This press release contains forward-looking statements. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Contact:

Investors

Dave Gentry

RedChip Companies, Inc.

BFRG@redchip.com

800-733-2447

SOURCE: BullFrog AI Holdings, Inc.